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                      [LETTERHEAD OF KELLEY DRYE & WARREN]



                                   May 5, 1999



Eastbrokers International Incorporated
15245 Shady Grove Road
Suite 340
Rockville, Maryland  20850

Dear Gentlemen:

                  We have acted as special counsel to Eastbrokers International Incorporated, a Delaware corporation (the "Company"), in connection with the proposed offering of 949,000 shares (the "Common Stock Shares") of common stock, $.05 par value per share ("Common Stock), 1,352,000 Class C Common Stock Purchase Warrants (the "Class C Warrants"), 1,352,000 shares of Common Stock (the "Class C Warrant Shares") underlying the Class C Warrants, 1,237,222 Placement Agent Class C Common Stock Purchase Warrants (the "Placement Agent Warrants," and together with the Class C Warrants, the "Warrants"), and 1,237,222 shares of Common Stock (the "Placement Agent Warrant Shares," and together with the Common Stock Shares and Class C Warrant Shares, the "Shares") underlying the Placement Agent Warrants as described in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion constitutes an exhibit (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the Shares and the Warrants. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

                  We have examined the Company's Certificate of Incorporation and By-Laws, in each case as amended and restated through the date hereof; minutes of the Company's corporate proceedings through the date hereof, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto in the form filed with the Commission; and such matters of law deemed necessary by us in order to deliver the within opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

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                  Based on the foregoing and solely in reliance  thereon,  it is our opinion that the Shares and the Warrants have been duly  authorized  and (i)
the  Common  Stock  Shares  have  been  validly  issued,   are  fully  paid  and
non-assessable and (ii) the Class C Warrant Shares and the Placement Agent Shares, upon exercise of the Class C Warrants and the Placement Agent Warrants, respectively, pursuant to the terms of the Class C Warrants and the Placement
Agent  Warrants,   respectively,   will  be  validly  issued,   fully  paid  and
nonassessable. The Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganizations, moratorium, receivership and similar state or federal laws affecting the rights and remedies of creditors generally, (ii) general principles of equity whether applied in a proceeding in equity or at law and (iii) the enforceability of any provision therein providing
for  specific  performance   injunctive  relief  or  other  equitable  remedies,
regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the Prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     KELLEY DRYE & WARREN LLP



                                                     By:  /s/ Jay R. Schifferli
                                                          A Member of the Firm